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                                                                       EXHIBIT 5

                                SIDLEY & AUSTIN
                            ONE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS 60603
                                 (312) 853-7000

                               November 15, 1995

Telephone and Data Systems, Inc.
Suite 4000
30 North LaSalle Street
Chicago, Illinois 60602

       Re:  Telephone and Data Systems, Inc.
            Registration Statement on Form S-4

Gentlemen:

    We are counsel to Telephone and Data Systems, Inc., an Iowa corporation (the "Company"), and have represented the Company in connection with the Form S-4 Registration Statement (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and issuance of 2,750,000 shares, par value $1.00 per share (the "Common Shares"), of the Company.

    In rendering this opinion, we have examined and relied upon a copy of the Registration Statement and the Prospectus included therein. We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

    Based on the foregoing, we are of the opinion that:

        1. The Company is duly incorporated and validly existing under the laws of the State of Iowa.

        2. The Common Shares will be legally issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and delivery of the Common Shares then being issued and delivered and determined the adequacy of the consideration to be received therefor; (iii) such Common Shares shall have been duly issued and delivered in the manner contemplated by such resolutions and the Registration Statement; and (iv) certificates representing such Common Shares shall have been duly executed, countersigned and registered and duly delivered to the persons entitled thereto against receipt of the agreed consideration therefor (not less than the par value thereof) in accordance with such resolutions and the Registration Statement.

    Except as expressly stated in the next sentence, this opinion is limited to the Securities Act. Insofar as the opinions expressed herein relate to matters governed by the laws of the State of Iowa, we have not made an independent examination of such laws, but have relied exclusively as to such laws, subject to the exceptions, qualifications and limitations therein expressed, upon the attached opinion of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C. of Des Moines, Iowa.

    We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the sale of the Common Shares.
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    The  Company is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of the Company and certain subsidiaries of the Company, Michael G. Hron, the Secretary of the Company and certain subsidiaries of the Company, William S. DeCarlo, the Assistant Secretary of the Company and certain subsidiaries of the Company, Stephen P. Fitzell, the Secretary of certain subsidiaries of the Company, and Sherry S. Treston, the Assistant Secretary of certain subsidiaries of the Company, are partners of this Firm.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our Firm in or made a part of the Registration Statement.

                                          Very truly yours,

                                          SIDLEY & AUSTIN
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                     NYEMASTER, GOODE, MCLAUGHLIN, VOIGTS,
                            WEST, HANSELL & O'BRIEN
                                 1900 HUB TOWER
                               699 WALNUT STREET
                             DES MOINES, IOWA 50309
                                 (515) 283-3100

                               November 15, 1995

Sidley & Austin
One First National Plaza
Chicago, Illinois 60603

       Re:  Telephone and Data Systems, Inc.
            Registration Statement on Form S-4

Ladies and Gentlemen:

    We have acted as special Iowa counsel with respect to the Registration Statement on Form S-4 (the "Registration Statement") being filed by Telephone and Data Systems, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 2,750,000 Common Shares, $1.00 par value, of the Company (the "Shares").

    In rendering our opinion,  we have examined  and relied upon  a copy of  the
Registration Statement and the Prospectus included in the Registration Statement. We have also examined such records, documents and questions of law as we have considered relevant and necessary as a basis for this opinion. As to matters of fact material to our opinions, we have with your agreement relied upon certificates of officers of the Company. We have assumed with your agreement the authenticity of all documents submitted to us as originals, the conformity with the original documents of any copies submitted to us for our examination and the authenticity of the original of any such copies.

    Based on the foregoing, and subject to the foregoing qualifications and limitations, it is our opinion that:

        1. The Company is duly incorporated and validly existing under the laws of the State of Iowa.

        2. The Shares will be legally issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Shares and determining the adequacy of the consideration to be received in exchange for the Shares;
    (iii) the Shares shall have been duly issued and sold in the manner contemplated by such resolutions and the Registration Statement; and (iv) certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

    Our opinion is qualified with respect to any issuance of the Shares which is authorized or approved by a committee of the Company's Board of Directors, in that such committee will be "duly authorized" as stated in clause (ii) of paragraph 2 above only if: (a) the creation of the committee and the appointment of members to it is approved by a majority of all the directors in office at the time the committee is created and the members are appointed, and (b) the authority to authorize or approve the issuance of the Shares as granted to the committee by the Board of Directors is within limits specifically prescribed by the Board of Directors.

    We are admitted to the Bar of the State of Iowa, and express no opinion herein as to the laws of any other jurisdiction, including the laws of the United States of America.

    Except as expressly set forth herein, we express no opinion, and no opinion is implied or may be inferred, in connection with the Registration Statement or the issuance of the Shares. Without limiting the generality of the foregoing, we express no opinion with respect to the Securities or blue sky laws of the various states.
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    This opinion is  being delivered solely  for the benefit  of the persons  to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent. Sidley & Austin may refer to or quote from this opinion in its discretion in connection with opinions it may be requested or required to give in connection with the Registration Statement.

    The undersigned law firm also hereby consents to the filing of this opinion as an Exhibit to the Registration Statement and to the use of its name in the Registration Statement.

                                          Very truly yours,

                                          NYEMASTER, GOODE, McLAUGHLIN, VOIGTS,
                                          WEST, HANSELL & O'BRIEN, P.C.

                                          By        /s/ MARK C. DICKINSON

                                            ------------------------------------
                                                     Mark C. Dickinson